As filed with the U.S. Securities and Exchange Commission on August 26, 2024.

Registration No. 333-280015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GigCapital7 Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1790710
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(650) 276-7040

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Avi S. Katz

Chairman and Chief Executive Officer

GigCapital7 Corp.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(650) 276-7040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Selman, Esq. Elena Nrtina, Esq. DLA Piper LLP (US) 555 Mission Street, Suite 2400 San Francisco, CA 94105 Telephone: (415) 615-6095 Facsimile: (415) 659 7465	Joseph Lucosky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 111 Broadway, Suite 807 New York, NY 10006 Telephone: (212) 417-8160 Facsimile: (212) 417-8161

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

GigCapital7 Corp. is filing this Amendment No. 5 to its Registration Statement on Form S-1 (File No. 333-280015) as an exhibit-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount) will be as follows:

SEC Registration Fees	$42,435
FINRA Filing Fees	$43,625
Accounting fees and expenses	$80,000
Nasdaq listing fees	$95,000
Legal fees and expenses	$350,000
Advisory fees	$300,000
Reimbursement to Underwriters for expenses	$75,000
Miscellaneous(1)	$75,000

Total	$1,061,060

(1)

This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including transfer agent and trustee fees.

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

At our formation on May 8, 2024, our Sponsor acquired one Class B ordinary share, or “founder share,” for a purchase price of $0.0001. Subsequently on May 31, 2024, our Sponsor purchased 16,999,999 Class B ordinary shares from us for an aggregate purchase price of $100,000, or $0.00588235 per share, of which up to 2,500,000 founder shares remain subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. Following the May 31, 2024 purchase, our Sponsor surrendered 300,000 Class B ordinary shares to us for no consideration, resulting in our Sponsor holding 16,700,000 Class B ordinary shares. On June 6, 2024, we issued 300,000 Class B ordinary shares to an advisor for its consulting services in this offering for a purchase price of $0.01 per share, or an aggregate purchase price of $3,000. On July 29, 2024, our Sponsor surrendered an additional 659,417 Class B ordinary shares to us for no consideration, resulting in our Sponsor holding 16,040,583 Class B ordinary shares. The function of the terms of forfeiture shall be to ensure that the founder shares and private placement shares will collectively represent 40% of the issued and outstanding ordinary shares upon completion of this offering (excluding any shares underlying the private placement warrants). Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In addition, the Sponsor has committed to purchase an aggregate of 3,719,000 private placement warrants at $0.01561 per warrant in a private placement that will close simultaneously with this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The non-managing investors have committed to purchase 2,826,087 private placement shares at $1.15 per share in a private placement that will close simultaneously with this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Our Sponsor and non-managing investors are accredited investors for purposes of Rule 501 of Regulation D. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)

For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1*	Memorandum and Articles of Association

3.2*	Form of Amended and Restated Memorandum and Articles of Association

4.1*	Specimen Unit Certificate

4.2*	Specimen Class A Ordinary Shares Certificate

4.3*	Specimen Warrant Certificate

4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

5.1*	Opinion of DLA Piper LLP (US)

5.2	Opinion of Harney Westwood & Riegels LP

10.1*	Form of Insider Letter Agreement among the Company, the Sponsor and its executive officers and directors

10.2*	Founder Shares Subscription Agreement, dated May 31, 2024, between the Company and Sponsor

10.3*	Form of Subscription Agreement between the Company and non-managing investors

10.4*	Form of Warrant Purchase Agreement between the Company and Sponsor

10.5*	Form of Registration Rights Agreement by and among the Company, the Sponsor, consultant and non-managing investors

10.6*	Form of Indemnification Agreement

10.7*	Form of Administrative Services Agreement

10.8*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company

10.9*	Consulting Services Agreement between the Company and the consultant

10.10*	Form of Amendment to Subscription Agreement between the Company and non-managing investors

14*	Code of Business Conduct

23.1*	Consent of BPM LLP

23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.3	Consent of Harney Westwood & Riegels LP (included in Exhibit 5.2)

24*	Power of Attorney (included on signature page to initial filing of this Registration Statement)

99.1*	Audit Committee Charter

99.2*	Compensation Committee Charter

99.3*	Nominating and Corporate Governance Committee Charter

99.4*	Consent of Karen Rogge

99.5*	Consent of Raanan I. Horowitz

99.6*	Consent of Ambassador Adrian Zuckerman

99.7*	Consent of Professor Darius Moshfeghi

107*	Filing Fee Table

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 26th of August, 2024.

GIGCAPITAL7 CORP.

By:	/s/ Avi S Katz
Name:	Dr. Avi S. Katz
Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Avi S. Katz Dr. Avi S. Katz	Chief Executive Officer and Chairman (Principal executive officer)	August 26, 2024

* Christine M. Marshall	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 26, 2024

* Dr. Raluca Dinu	Director	August 26, 2024

* By:	/s/ Dr. Avi S. Katz
Dr. Avi S. Katz
Attorney-in-fact

AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirement of the Securities Act of 1933, the undersigned has signed this registration statement, solely in his capacity as the duly authorized representative of GigCapital7 Corp. in the City of New York, New York, on August 22, 2024.

By:	/s/ Avi S. Katz
Name:	Avi S Katz
Title:	Authorized Representative